EXHIBIT 10.1

HECLA MINING COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT
(Under the Key Employee Deferred Compensation Plan)

        THIS AGREEMENT, dated as of _________________, 20______, is entered into by and between Hecla Mining Company, a Delaware corporation (the “Company”), and _________________, an officer or other key employee of the Company or an affiliate of the Company and a participant in the Hecla Mining Company Key Employee Deferred Compensation Plan (the “Participant”).

        WHEREAS, the Participant has made an irrevocable election in writing under the Hecla Mining Company Key Employee Deferred Compensation Plan (the “Plan”) to allocate $___________ of the amount credited to the Participant’s Investment Account (as defined in the Plan) to the opportunity to have such amount payable in the form of a discounted stock option in accordance with the provisions of the Plan; and

        WHEREAS, the Company, pursuant to the Plan, wishes to grant stock options for the purchase of Common Stock of the Company (“Common Stock”), par value $0.25 per share, to Participant pursuant to the terms and conditions contained in this Agreement and the Plan.

        NOW THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto hereby agree as follows:

1.    Grant of Option.

        The Company, effective as of the date of this Agreement, hereby grants to Participant the right and option (the “Option”) to purchase all or any part of an aggregate of ________ shares of Common Stock (the “Shares”) at the price of $_______ per share on the terms and conditions set forth in this Agreement. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.    Exercisability and Term of Option.

       (a)    The Option may not be exercised prior to ___________, 20____. Commencing on that date, the Option may be exercised, in whole or in part, at any time, or from time to time, by Participant prior to its termination. The Option shall terminate on _____________, 20_____, or such earlier date as prescribed herein.

       (b)    Notwithstanding the vesting provision contained in Section 2(a) above, but subject to the other terms and conditions set forth herein, the Option may be exercised, in whole or in part, at any time, or from time to time, following the occurrence of a Change in Control of the Company.

       (c)    For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon any of the following events:

(i)	A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the Company 9or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this provision.

(ii)	For purposes of paragraph (i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii)	A change in the effective control of the Company shall occur on the date that either:

(A)	any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(B)	a majority of members of the board of directors of the company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the company prior to the date of the appointment or election, provided that for purposes of this subparagraph (B) the term “company” shall be determined in accordance with the requirements of IRS Notice 2005-1.

(iv)	A change in the ownership of a substantial portion of the assets of the Company shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(v)	The provisions of this subsection (c) regarding the definition of the term “Change in Control,” shall be determined and administered in accordance with the guidance provided by the Internal Revenue Service in the form of IRS Notice 2005-1.

       (d)    The American Jobs Creation Act of 2004 (the “Act”), which was signed into law by the President on October 22, 2004, added section 409A to the Internal Revenue Code effective January 1, 2005, which imposes new rules on deferral elections, distributions, and funding mechanisms under nonqualified deferred compensation plans. Discounted stock options are treated as deferred compensation under section 409A of the Internal Revenue Code. Therefore, the distribution of the benefit attributable to the discount4ed stock option must be made at a specified date determined at the time the initial deferral election was made to defer compensation under the Plan; otherwise the discounted stock option would violate the requirements of section 409A of the Internal Revenue Code and the deferred amounts would be includable in income, and, in addition, an additional tax of 20% plus interest at the underpayment rate plus 1% from the time the amounts were first deferred would be included as income.

       (e)    At the time the election to defer compensation is made, the time and form of distribution is required to be specified. Once the exercise of the option occurs, the value of the profit shares shall be measured in common stock units and allocated to the common stock account maintained under the Plan. Distribution of the value of the common stock units will be made in the form of shares of common stock of the Company as of the date specified at the time of the initial deferral election.

3.    Effect of Termination of Employment.

        The Option shall terminate and may no longer be exercised if a Participant ceases to be employed by the Company or an affiliate of the Company, except that:

       (a)    If the Company or an affiliate of the Company terminates a Participant’s employment for “Cause” (as defined below), Participant may exercise the Option at any time within 30 days following the date of such termination of employment to the extent that the Option was exercisable by Participant on the date such termination. For purposes of this Agreement, Cause shall mean:

       (i)    the willful and continued failure by Participant to substantially perform Participant’s duties with the Company or an affiliate of the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed Participant’s duties;

(ii) the engaging by Participant in willful misconduct which is demonstrably injurious to the Company or an affiliate of the Company monetarily or otherwise; or

(iii) the conviction of Participant of a felony.

        (b)    If the Company or an affiliate of the Company terminates Participant’s employment for any reason other than by reason of: Cause, “Disability” (as defined below), “Retirement” (as defined below) or death, Participant may exercise the Option at any time within one (1) year after such termination of employment to the extent that the Option was exercisable by Participant on the date of such termination, but not after the expiration of the term of the Option or, if earlier, the date specified for the distribution of benefits under the Plan. If Participant is employed by an affiliate of the Company, Participant shall be deemed to be terminated from employment if such affiliate ceases to be an affiliate of the company and Participant does not immediately thereafter become an employee of the Company or other affiliate of the Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its affiliates shall not be considered a termination of employment.

        (c)    If Participant’s employment is terminated by reason of “Disability” or “Retirement” (each as defined below), Participant may exercise the Option at any time within five (5) years after such termination of employment to the extent that the Option was exercisable by participant on the date of such termination, but not after the expiration of the term of the Option or, if earlier, the date specified for the distribution of benefits under the Plan. If Participant shall die following any such termination, the Option may be exercised at any time within one (1) year after the date of Participant’s death by the personal representatives or administrators of Participant or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the expiration of the term of the Option or, if earlier, the date specified for the distribution of benefits under the Plan.

        (d)    If Participant should die while in the employ of the Company or an affiliate of the Company, the Option may be exercised at any time within one (1) year after the date of Participant’s death, to the extent that the Option was exercisable by Participant on the date of death, by the personal representatives or administrators of Participant or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the expiration of the term of the Option or, if earlier, the date specified for the distribution of benefits under the Plan.

        (e)    For purposes of this paragraph 3 and this Agreement:

(i)	Disability means, with respect to Participant, Participant:

(A)	is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(B)	is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(ii)	Retirement shall mean retirement from active employment with the Company or an affiliate of the Company at or after age sixty-five (65) or retirement from active employment with the Company or an affiliate of the Company pursuant to the attainment of an early retirement age determined under the early retirement provisions of any applicable pension plan that applies to that Participant.

4.    Method of Exercising Option.

        Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, to the attention of the Secretary. Such notice shall state the election to exercise the Option, and the number of shares of the Company Common Stock as to which the Option is being exercised. Upon the exercise of the Option, the value of the profit shares shall be measured in Company Common Stock units and allocated to the Common Stock Account maintained for Participant under the Plan. To the extent that the Option is exercised after Participant’s death, the notice of exercise shall also be accompanied by an original copy of a death certificate and appropriate proof of the right of such person or persons to exercise the Option.

5.    Income Tax Withholding.

        In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal, state, and local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, and local income, withholding, social security, payroll or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. The Company is authorized to automatically withhold that number of shares of Company Common Stock or Company Common Stock units, determined by the “Fair Market Value” of the shares on the date of exercise of the Option, required to pay the applicable withholding taxes in connection with such exercise, unless, prior to the exercise of the Option, the Company receives written notice, addressed to the Secretary of the Company, from Participant indicating that Participant elects to pay the tax withholding amount related to the issuance of shares upon such exercise in cash, and the Company promptly receives such cash payment upon exercise of the Option. For purposes of this Agreement, the term “Fair Market Value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on the NASDAQ Stock Market. If there is no regular public trading market for such Company Common Stock, the Fair Market Value of the Company Common Stock shall be determined in good faith by the Compensation Committee of the Board of Directors of the Company in a manner consistent with guidance issued by the Department of Treasury and the Securities and Exchange Commission.

6.    Adjustments.

        In the event that the Compensation Committee of the Board of Directors of the Company shall determine that any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, effects the shares covered by the Option such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Compensation Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares covered by the Option and the exercise price of the Option.

7.    Securities Matters.

        No shares of Company Common Stock shall be issued hereunder prior to such time as counsel to the Company shall have determined that the issuance of the shares will not violate any federal or state securities or other laws, rules or regulations. The Company shall not be required to deliver any shares of Company Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

8.    General Provisions.

       (a)    Interpretations.   This Agreement is subject in all respects to the terms of the Plan. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Compensation Committee of the Board of Directors of the Company, and such determination shall be final, conclusive and binding upon all parties in interest.

       (b)    No Rights as a Shareholder.   Neither Participant nor Participant’s legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Company Common Stock subject to the Option unless and until certificates for such shares of Company Common Stock shall have been issued upon exercise of the Option.

       (c)    No Right to Employment.   Nothing in this Agreement or the Plan shall be construed as giving Participant the right to be retained as an employee of the Company or any affiliate of the Company. In addition, the Company or an affiliate of the Company may at any time dismiss Participant from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

       (d)    Option Not Transferable.   The Option shall not be transferable other than by will or by the laws of descent and distribution. During Participant’s lifetime the Option shall be exercisable only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative. The Option may not be anticipated, alienated, transferred, encumbered, sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation, or for any other purpose), or subjected to any charge or legal process and any purported sale, assignment, pledge or encumbrance of the Option shall be void and unenforceable against the Company.

       (e)    Reservation of Shares.   The Company shall at all times during the term of the Option reserve and keep available such number of shares of Company Common Stock as will be sufficient to satisfy the requirements of this Agreement.

       (f)    Headings.   Headings are given to the section and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this agreement or any provision hereof.

       (g)    Governing Law.   The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HECLA MINING COMPANY

By:

Lewis E. Walde Vice President and CFO

Participant